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Exhibit 10.15

APPLE INC.
2003 EMPLOYEE STOCK PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

        THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this "Agreement") is dated as of                          by and between Apple Inc., a California corporation (the "Company"), and                          (the "Participant").

W I T N E S S E T H

        WHEREAS, pursuant to the 2003 Employee Stock Plan (the "Plan"), the Company has granted to the Participant effective as of the date hereof (the "Award Date"), a credit of stock units under the Plan (the "Award"), upon the terms and conditions set forth herein and in the Plan.

        NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived there from, the parties agree as follows:

        1.    Defined Terms.    Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

        2.    Grant.    Subject to the terms of this Agreement, the Company hereby grants to the Participant an Award with respect to an aggregate of                          stock units (subject to adjustment as provided in Section 11 of the Plan) (the "Stock Units"). As used herein, the term "stock unit" shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Company's Common Stock (subject to adjustment as provided in Section 11 of the Plan) solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to Section 3. The Stock Units shall not be treated as property or as a trust fund of any kind.

        3.    Vesting.    Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to                          of the total number of Stock Units (subject to adjustment under Section 7.1 of the Plan) on                          (each, a "Vesting Date").

        4.    Continuance of Employment.    The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

        Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Company, affects the Participant's status as an employee at will who is subject to termination with or without cause, confers upon the Participant any right to remain employed by or in service to the Company or any Subsidiary, interferes in any way with the right of the Company or any Subsidiary at any time to terminate such employment or services, or affects the right of the Company or any Subsidiary to increase or decrease the Participant's other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Participant without his consent thereto.

        5.    No Shareholder Rights.    The Participant shall have no rights as a shareholder of the Company, no dividend rights and no voting rights with respect to the Stock Units or any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate evidencing such shares.

        6.    Restrictions on Transfer.    Except as provided in Section 4(c) of the Plan, neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.

        7.    Timing and Manner of Payment of Stock Units.    On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 3 or Section 9, the Company shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 8. The Company's obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Company any representations or other documents or assurances required pursuant to Section 13(c) of the Plan. The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8.

        8.    Effect of Termination of Employment.    The Participant's Stock Units shall terminate to the extent such units have not become vested prior to the first date the Participant is no longer employed by or providing services to the Company or one of its Subsidiaries (the "Severance Date"), regardless of the reason for the termination of the Participant's employment with the Company or a Subsidiary, whether with or without cause, voluntarily or involuntarily; provided, however, that in the event such termination of employment is due to the Participant's death or Disability, (a) the Award shall vest with respect to the number of Stock Units determined by multiplying (i) the number of then-outstanding and unvested Stock Units subject to the Award that would have otherwise vested pursuant to Section 3 on the next Vesting Date following the Severance Date but for such termination of employment, by (ii) a fraction, the numerator of which shall be the number of whole calendar months that have elapsed between the Vesting Date that immediately preceded the Severance Date (or, in the case of a termination prior to the initial Vesting Date, the Award Date) and the Severance Date, and the denominator of which shall be twelve (12); and (b) any Stock Units that are not vested after giving effect to the foregoing clause (a) shall terminate. If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Participant, or the Participant's beneficiary or personal representative, as the case may be.

        9.    Adjustments Upon Specified Events.    The Committee may accelerate payment and vesting of the Stock Units in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Company's stock contemplated by Section 11 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Committee shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award.

        10.    Tax Withholding.    Subject to Section 14 of the Plan, upon any distribution of shares of Common Stock in respect of the Stock Units, the Company shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then Fair Market Value, to satisfy any withholding obligations of the Company or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates. In the event that the Company cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Company (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

        11.    Electronic Delivery and Acceptance.    The Company may, in its sole discretion, deliver any documents related to the Award by electronic means or request the Participant's consent to participate in the Plan by electronic means. The Participant hereby consents to receive all applicable documentation by electronic delivery and to participate in the Plan through an on-line (and/or voice activated) system established and maintained by the Company or a third party vendor designated by the Company.

        12.    Data Privacy.    The Participant acknowledges and consents to the collection, use, processing and transfer of personal data as described in this Section 12. The Company, its related entities, and the Participant's employer hold certain personal information about the Participant, including the Participant's name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Participant's favor, for the purpose of managing and administering the Plan ("Data"). The Company and its related entities may transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant's participation in the Plan, and the Company and its related entities may each further transfer Data to any third parties assisting the Company or any such related entity in the implementation, administration and management of the Plan. The Participant acknowledges that the transferors and transferees of such Data may be located anywhere in the world and hereby authorizes each of them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant's participation in the Plan, including any transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Participant's behalf to a broker or to other third party with whom the Participant may elect to deposit any Shares acquired under the Plan (whether pursuant to the Award or otherwise).

        13.    Notices.    Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Participant at the Participant's last address reflected on the Company's records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of the Company, shall be deemed to have been duly given by the Company when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

        14.    Plan.    The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.

        15.    Entire Agreement.    This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 15 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

        16.    Limitation on Participant's Rights.    Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

        17.    Counterparts.    This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        18.    Section Headings.    The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

        19.    Governing Law.    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of law principles thereunder.

        20.    Construction.    It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

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        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

APPLE INC., a California corporation	PARTICIPANT
By:
Signature
Print Name:

Its:
Print Name

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  Exhibit 10.15
APPLE INC. 2003 EMPLOYEE STOCK PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT
W I T N E S S E T H